UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

CRICUT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

10855 South River Front Parkway,
South Jordan, Utah 84095
(385) 351-0633
April 15, 2025

Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Cricut, Inc., to be held virtually on May 28, 2025, at 10:00 a.m., Mountain Time.
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/CRCT2025, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Cricut.

Sincerely,
Ashish Arora
CEO

i

CRICUT, INC.
10855 South River Front Parkway
South Jordan, Utah 84095
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Mountain Time, on May 28, 2025.
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/CRCT2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect the seven directors named in this proxy statement to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.
•To approve, on an advisory basis, the compensation of our named executive officers.
•To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
•To approve the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.
The proxy statement to which this notice is attached includes a copy of the proposed amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers as Appendix A. Such language is considered attached to this notice.

Record Date	March 31, 2025 Only stockholders of record as of March 31, 2025 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 15, 2025 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 15, 2025 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,
Ashish Arora
CEO
South Jordan, Utah
April 15, 2025
ii

CRICUT, INC.
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Mountain Time, on May 28, 2025
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Cricut, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on May 28, 2025 at 10:00 a.m., Mountain Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/CRCT2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 15, 2025 to all stockholders of record as of March 31, 2025. The proxy materials and our annual report can be accessed as of April 15, 2025 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of the seven directors named in this proxy statement to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
•to approve, on an advisory basis, the compensation of our named executive officers;
•the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•to approve the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each director nominee named in this proxy statement;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•"FOR" the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.
Who is entitled to vote at the annual meeting?
Holders of our Class A and Class B common stock as of the close of business on March 31, 2025, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 51,628,985 shares of our Class A common stock outstanding and 160,146,587 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting and each share of Class B common stock is entitled to five votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Mountain Time, at our principal executive offices located at 10855 South River Front Parkway, South Jordan, Utah 84095 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/CRCT2025, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares cast. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.
•Proposal No. 3: The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the voting power of the shares cast. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
•Proposal No. 4: The approval of the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers must receive the affirmative vote of a majority of the voting power of all outstanding shares of capital stock of the Company, voting together as a single class. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 27, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 27, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/CRCT2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this proxy statement;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•"FOR" the approval of the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Cricut, Inc., 10855 South River Front Parkway, South Jordan, Utah 84095, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/CRCT2025. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 a.m., Mountain Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Mountain Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Ashish Arora, our Chief Executive Officer, and Don Olsen, our General Counsel and Corporate Secretary, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact Cricut’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 942-5909, or by writing Computershare Trust Company, N.A., at 250 Royall Street, Canton, MA 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www-us.computershare.com/Investor/#Home.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Cricut, Inc.
Attention: Investor Relations
10855 South River Front Parkway
South Jordan, Utah 84095
Tel: (385) 351-0633
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of eight directors, four of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. As of the date of the Annual Meeting, the board of directors will be set at seven members. At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2025, and certain other information for each of our director nominees and our retiring director:

Name	Age	Position(s)	Director Since*
Director Nominees
Ashish Arora	57	Chief Executive Officer and Director	2012
Steven Blasnik (1)	67	Director	2018
Russell Freeman	61	Director	2015
Jason Makler (1)	51	Director and Chair of the Board of Directors	2011
Melissa Reiff (2)	70	Director	2021
Billie Williamson (2)	72	Director	2020
Heidi Zak (2)	46	Director	2024
Retiring Director
Len Blackwell (2)	60	Director	2013

*    Includes service on the board of managers of Cricut Holdings, LLC (Cricut Holdings) prior to the corporate reorganization that occurred in connection with our initial public offering in March 2021.
(1)    Member of compensation committee
(2)     Member of audit committee
The current term of Len Blackwell, a member of our board of directors, will expire at the Annual Meeting, and Mr. Blackwell will not stand for re-election to our board of directors at the Annual Meeting. Our board of directors thanks Mr. Blackwell for his distinguished service as a director.
Nominees for Director
Ashish Arora has served as our Chief Executive Officer and as the Chief Executive Officer of Cricut Holdings since February 2012. Mr. Arora has also served as a member of our board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since February 2012. From July 2009 to February 2012, he served as the General Manager, Digital Home – Software Platforms and Products for Logitech International S.A., a global manufacturer of computer peripherals and other devices. Mr. Arora holds a B.S. in Electronics Engineering from Thapar Institute of Engineering and Technology and an M.B.A. from the University of Kansas Graduate School of Business.
We believe Mr. Arora is qualified to serve as a member of our board of directors because of his perspective and experience as our Chief Executive Officer and his extensive experience in business development and project management.
Jason Makler has served as our Chair since March 2021, as a member of the board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since September 2011. Mr. Makler has served as a Corporate Analyst for Petrus Asset Management Company, a division of Petrus Trust Company, LTA, or its predecessors, since March 2002. Mr. Makler holds a B.B.A. in Accounting from the University of Texas at Austin and an M.B.A. from Yale University.

We believe Mr. Makler is qualified to serve as a member of our board of directors because of his perspective as a representative of our largest beneficial owner and his extensive financial background and expertise.
Steven Blasnik has served as a member of the board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since February 2018. Mr. Blasnik has served as a director at the Petrus Trust Company, LTA since April 2008 and as Senior Advisor to Petrus Asset Management Company, the investment management division of Petrus Trust Company, LTA, since March 2019. Mr. Blasnik served as President of Petrus Asset Management Company from April 2008 to March 2019. Mr. Blasnik also served as a member of the board of directors of Perot Systems Corp. from September 1994 to November 2009. Mr. Blasnik holds a B.S.E. in Mechanical and Aerospace Engineering from Princeton University and a J.D. from Harvard Law School.
We believe Mr. Blasnik is qualified to serve as a member of our board of directors because of his perspective as a representative of our largest beneficial owner and his extensive financial background and expertise.
Russell Freeman has served as a member of the board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since September 2015. Since January 2014, Mr. Freeman has served as the Chief Executive Officer of Hillwood Energy and its subsidiary, HKN Energy, for which he also serves as a board member. Mr. Freeman has served on the board of managers of GuideIT, LLC since February 2013. Mr. Freeman has also served as Vice Chairman for the Petrus Trust Company, LTA, since March 2010, and previously served as its Chief Financial Officer from April 2011 to April 2019. Mr. Freeman previously served as Chief Operating Officer of Perot Systems Corp. from August 2007 to November 2009, and Chief Financial Officer from August 2000 to August 2007. Mr. Freeman holds a B.B.A. in Accounting from Texas Tech University.
We believe Mr. Freeman is qualified to serve as a member of our board of directors because of his perspective as a representative of our largest beneficial owner and his extensive financial background and expertise.
Melissa Reiff has served as a member of the board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since February 2021. Ms. Reiff served as Chairwoman of the board of directors of The Container Store Group, Inc., or TCS, the nation’s originator and leader of the storage and organization category of retail, from August 2019 until August 2021, as Chief Executive Officer from July 2016 until her retirement in February 2021, as President and Chief Operating Officer from March 2013 to June 2016 and as President from early 2006 to February 2013. Ms. Reiff joined TCS in 1995 as Vice President of Sales and Marketing, and assumed the role of Executive Vice President of Stores and Marketing in 2003. She has served on the boards of directors of TCS since August 2007 and Etsy, Inc. since April 2015, where she is also a member of the compensation committee. She is a member of the Dallas chapter of the American Marketing Association, International Women’s Foundation and C200. She also serves on the board of Southern Methodist University’s Cox School of Business Executive Board and is a sustaining member of the Junior League of Dallas. Ms. Reiff holds a B.S. in Political Science and Law from Southern Methodist University.
We believe Ms. Reiff is qualified to serve as a member of our board of directors because of her particular knowledge and experience in retail, marketing, merchandising, operations, communication and leadership, as well as her experience as a CEO and director of public companies.
Billie Williamson has served as a member of the board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since August 2020. Ms. Williamson has over three decades of experience auditing public companies as an employee and partner of Ernst & Young LLP, a global accounting firm, where she served most recently as Senior Assurance Partner from March 1998 to December 2011. She also served as Ernst & Young’s Americas Inclusiveness Officer, a member of its Americas Executive Board, which functions as the Board of Directors for Ernst & Young dealing with strategic and operational matters, and a member of the Ernst & Young U.S. Executive Board responsible for partnership matters for the firm. Ms. Williamson currently serves as a member of the board of directors of Cushman & Wakefield plc since July 2018, and Pentair plc since May 2014. She previously served as a member of the board of directors of numerous public companies including Exelis, Inc., Annie’s Inc., Janus Capital Group Inc., from June 2015 to May 2017, CSRA, Inc. from November 2015 to May 2018, XL Group plc, Pharos Capital BDC, Inc. from January 2018 to March 2020, and Kraton Corporation from September 2018 to March 2022, as well as on the board of directors of a number of private company boards. She also serves on the board of Southern Methodist University’s Cox School of Business Executive Board. Ms. Williamson holds a B.B.A. in Accounting from the Southern Methodist University’s Cox School of Business.
We believe Ms. Williamson is qualified to serve as a member of our board of directors because of her extensive board service for both public and private companies and her financial knowledge and expertise.
Heidi Zak has served as a member of the board of directors since September 2024. Ms. Zak is a seasoned executive with over 20 years of experience in the consumer and retail sector, specializing in eCommerce and direct-to-consumer, marketing, strategy, and new business development. Ms. Zak has served as the Founder and CEO of ThirdLove, an online intimates brand, since July 2012. Before founding ThirdLove in July 2012, Ms. Zak worked at Google, Aeropostale, McKinsey, and Bank of America. Ms. Zak has an MBA from MIT Sloan School of Management and a BA degree from Duke in Economics. She is a member of the Young Presidents’ Organization (YPO) and a 2024 Henry Crown Fellow.
We believe Ms. Zak is qualified to serve as a member of our board of directors because of her particular knowledge and experience in retail, marketing, strategy, and new business development, as well as her experience as a CEO.
Controlled Company
Petrus Trust Company, LTA, or Petrus, controls a majority of the voting power represented by our capital stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of Nasdaq. Under these corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including requirements that:
•a majority of our board of directors consist of “independent directors” as defined under Nasdaq listing rules;
•our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee purpose and responsibilities; and
•our director nominations be made, or recommended to the full board of directors, by our independent directors or by a nominations committee that is composed entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process.

We have elected to rely on certain of the foregoing exemptions provided to controlled companies. Therefore, we do not have a majority of independent directors on our board of directors, an entirely independent compensation committee, or an entirely independent nominating function, and may not perform annual performance evaluations of the compensation committee unless and until such time as we are required to do so.
Director Independence
Our Class A common stock is listed on Nasdaq. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Len Blackwell, Ms. Melissa Reiff, Ms. Billie Williamson, and Ms. Heidi Zak, representing four of our eight current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Diversity
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and considers a broad range of perspectives, backgrounds and experiences.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may be appointed to serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. Makler’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable him to lead our board effectively.
Role of Board in Risk Oversight Process
One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Board Committees
Our board of directors has established the following standing committees of the board: audit committee and compensation committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Len Blackwell, Melissa Reiff, Billie Williamson, and Heidi Zak, with Ms. Williamson serving as Chairperson. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that each of Mr. Blackwell, Ms. Reiff, and Ms. Williamson are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence of the independent registered public accounting firm;
•overseeing and evaluating the performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing with management and the independent registered public accounting firm, our interim and year-end results of operations;
•reviewing our financial statements and our critical accounting policies and estimates;
•reviewing the adequacy and effectiveness of our internal controls;
•developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing and approving related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investor.cricut.com/corporate-governance/governance-documents. During 2024, our audit committee held eight meetings.
Compensation Committee
The current members of our compensation committee are Steven Blasnik and Jason Makler, with Mr. Makler serving as Chairperson. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors, or the independent members of our board of directors, regarding the compensation of our executive officers;
•administering our equity compensation plans;

•reviewing, approving and making recommendations to our board of directors regarding incentive compensation plans and equity compensation plans;
•establishing and reviewing general policies relating to the compensation and benefits of our employees; and
•making recommendations regarding non-employee director compensation to our full board of directors.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investor.cricut.com/corporate-governance/governance-documents. During 2024, our compensation committee held three meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2024, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served. Our corporate governance guidelines state that each director is strongly encouraged to attend each annual meeting of stockholders. Six of our then current directors attended last year’s annual meeting of stockholders.
Executive Sessions of Non-Employee and Independent Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2024, the members of our compensation committee were Steven Blasnik and Jason Makler. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our board of directors uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our board of directors will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our board of directors considers in assessing director nominee qualifications include, without limitation, issues of character, integrity, judgment, corporate experience, diversity of experience, independence, area of expertise, length of service, potential conflicts of interest, and other commitments.
If our board of directors determines that an additional or replacement director is required, then the board may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our board of directors determines the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our board of directors will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the board of directors from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our board of directors will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to Cricut, Inc., 10855 South River Front Parkway, South Jordan, Utah 84095, Attention: General Counsel or Legal Department. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors. Our board of directors has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Cricut, Inc., 10855 South River Front Parkway, South Jordan, Utah 84095. Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 or Rule 14a-19 under the Exchange Act.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investor.cricut.com/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation
Outside Director Compensation Policy
In March 2021, we adopted, and our stockholders approved, an Outside Director Compensation Policy, which was amended and restated in May 2024. Under the Outside Director Compensation Policy, each non-employee director will receive the cash and equity compensation for board services described below. Each non-employee director that is employed by Petrus or any of its affiliates has agreed to waive his or her right to receive any cash or equity compensation for services as a non-employee director for our 2024 and 2025 fiscal years. Mr. Blackwell has also agreed to waive his right to receive any equity compensation for our 2024 and 2025 fiscal years, but will be paid cash compensation in accordance with our Outside Director Compensation Policy for his service as a non-employee director.
Cash Compensation
Our Outside Director Compensation Policy provides that all non-employee directors serving on the audit and compensation committees are entitled to receive the following cash compensation for their services on such committees:
•    $50,000 retainer per year for the chairman of the audit committee or $20,000 retainer per year for each other member of the audit committee; and
•    $20,000 retainer per year for the chairman of the compensation committee or $10,000 retainer per year for each other member of the compensation committee.
Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and will not receive the additional annual fee as a member of the committee. All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis.
Equity Compensation
Each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units ("RSUs") covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) equal to $450,000, rounded to the nearest whole share. Each initial award will vest as to 1/5th of the underlying shares on each of the first five anniversaries of the date the individual became a non-employee director, subject to continued service through each relevant vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an initial award.
On the date of each of our annual stockholder meetings, each non-employee director who is continuing as a director following our annual stockholder meeting automatically will be granted an annual award of RSUs having a grant date fair value (determined in accordance with GAAP) of $125,000, rounded to the nearest whole share. Each annual award will vest as to 1/4th of the underlying shares on each of the first four quarterly vesting dates after the award’s grant date (except that the fourth quarterly vesting date of each annual award will occur no later than the day before the date of the annual stockholder meeting following the date the annual award was granted), subject to continued service through each relevant vesting date.
In the event of a change in control of our company, all equity awards granted to a non-employee director (including those granted pursuant to our Outside Director Compensation Policy) will fully vest and become immediately exercisable (if applicable) and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the non-employee director and us.

Reimbursements
Our Outside Director Compensation Policy also provides for the reimbursement of our non-employee directors for reasonable, customary and documented travel expenses to attend meetings of our board of directors and committees of our board of directors.
Annual Director Compensation Limit
In any fiscal year, no non-employee director may be paid, issued or granted cash compensation and equity awards with a total value greater than $850,000, with the value of an equity award based on its grant date fair value for purposes of this limit, which is the annual director limit. Any cash compensation paid or equity awards granted to a non-employee director while he or she was an employee or consultant (other than a non-employee director) will not count toward the annual director limit.
Minimum Stock Ownership
In addition, our Outside Director Compensation Policy includes minimum equity ownership guidelines that require each non-employee director to hold equity interests that cover at least 25,000 shares. Each non-employee director must satisfy this requirement by the second anniversary of the later of (i) the effective date of our initial public offering or (ii) the date such individual becomes a non-employee director, and subsequently must continue to meet the requirement at all times while the individual remains a non-employee director.
For purposes of this requirement, a non-employee director’s equity interests means shares (including unvested shares and shares covered by any other equity awards (other than options), whether such equity awards are vested or unvested) that are (i) directly owned by the non-employee director or his or her immediate family members residing in the same household, (ii) beneficially owned by the non-employee director, but held in trust, limited partnerships, or similar entities for the sole benefit of the non-employee director or his or her immediate family members residing in the same household and (iii) held in retirement or deferred compensation accounts for the benefit of the non-employee director or his or her immediate family members residing in the same household.
Compensation for our non-employee directors is not limited to the equity awards and cash payments set forth in our Outside Director Compensation Policy. Our non-employee directors will remain eligible to receive equity awards and cash or other compensation outside of the Outside Director Compensation Policy, as may be provided from time to time at the discretion of our board of directors.

2024 Director Compensation
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as directors. During 2024, CEO, Ashish Arora was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Arora’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Len Blackwell	16,250	—	—	16,250
Steven Blasnik	—	—	—	—
Russell Freeman	—	—	—	—
Jason Makler	—	—	—	—
Melissa Reiff	16,250	124,997	15,006	156,253
Billie Williamson	43,750	124,997	19,108	187,855
Heidi Zak	5,000	449,999	—	454,999
(1)    Represents the aggregate grant-date fair value of incentive units granted to our directors during 2024 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the directors. We provide information regarding the assumptions used to calculate the value of incentive units granted in Note 11 to our consolidated financial statements included in our annual report on Form 10-K filed on March 4, 2025.
(2)    The amounts in the "All Other Compensation" column consist of the value of amounts paid and adjustments made as required by our 2021 Equity Incentive Plan and related agreements in connection with our special dividends paid in 2024.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2024:

Name	Number of Shares Underlying Outstanding Stock Awards
Len Blackwell	—
Steven Blasnik	—
Russell Freeman	—
Jason Makler	—
Melissa Reiff	21,905
Billie Williamson	19,854
Heidi Zak	64,935

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors. At the annual meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees
Our board of directors has approved Jason Makler, Ashish Arora, Steven Blasnik, Russell Freeman, Melissa Reiff, Billie Williamson, and Heidi Zak as nominees for election as directors at the annual meeting. If elected, each of Messrs. Arora, Makler, Blasnik, and Freeman, and Mses. Reiff, Williamson, and Zak will serve as a director until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Messrs. Arora, Makler, Blasnik, and Freeman, and Mses. Reiff, Williamson, and Zak have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Ms. Zak joined our board of directors in September 2024 and was identified as a director candidate by a non-management director.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting for the following non-binding resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and the narrative discussion.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed BDO USA, P.C. as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. BDO USA, P.C. served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
At the annual meeting, we are asking our stockholders to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of BDO USA, P.C. to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of BDO USA, P.C., and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of BDO USA, P.C., then our audit committee may reconsider the appointment. One or more representatives of BDO USA, P.C. are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO USA, P.C. for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,254,679	$1,793,062
Tax Fees(2)	$132,393	$242,041
Total Fees	$1,387,072	$2,035,103

(1)    Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.
(2)    Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
Auditor Independence
In 2024, there were no other professional services provided by BDO USA, P.C., other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO USA, P.C.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the accounting firm’s independence. All services provided by BDO USA, P.C. for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares cast. Abstentions will have no effect on the outcome of the vote on this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.
REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Cricut’s financial reporting process, Cricut’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Cricut’s consolidated financial statements. Cricut’s independent registered public accounting firm, BDO USA, P.C., is responsible for performing an independent audit of Cricut’s consolidated financial statements and the effectiveness of Cricut internal control over financial reporting. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Cricut’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and BDO USA, P.C.;
•discussed with BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from BDO USA, P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, P.C. its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Cricut’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Billie Williamson “(Chair)”
Len Blackwell
Melissa Reiff
Heidi Zak

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF CERTAIN OFFICERS
Background
Since the mid-1980s the Delaware General Corporation Law (“DGCL”) has permitted Delaware corporations (such as our Company) to limit or eliminate the personal liability of corporate directors for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for breach of the duty of loyalty, actions that are not in good faith or involve intentional misconduct or knowing violations of the law, unlawful payment of dividends and stock repurchases and redemptions, and transactions in which the director derived an improper personal benefit. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Such a provision with respect to our directors already is contained in Article XI of our Amended and Restated Certificate of Incorporation.
Effective August 1, 2022, the DGCL was amended to enable Delaware corporations to provide similar exculpatory protection for certain officers. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations; however, until then, the DGCL only permitted exculpatory protections for directors. In addition, Delaware courts have experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations.
In light of this update in the DGCL, we are proposing to amend our Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of our officers from liability in specific circumstances, as permitted by the DGCL. The amended DGCL permits officer exculpation only for direct claims (and not for, e.g., derivative claims made by stockholders on behalf of the corporation) and does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Our proposed amendment would permit exculpation of certain officers only to the extent permitted under the DGCL. Our proposed amendment would also provide that if the DGCL is later amended to authorize the further elimination or limitation of the liability of an officer, then the liability of our officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Corporate Governance Review
Our board of directors considered the benefits and the consequences of this proposal, including:
•The proposal remedies historical inconsistencies. We believe that amending our Amended and Restated Certificate of Incorporation to provide for officer exculpation remedies the historically inconsistent treatment of officers and directors under the DGCL, to the fullest extent permitted by the DGCL.
•The proposal is a balanced approach. We also believe that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate and will strike a balance between stockholders’ interest in accountability and their interest in our Company being able to attract and retain quality officers to work on its behalf. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.
•The proposal is necessary to assist in recruiting talented officers. A number of companies have already adopted similar exculpation provisions, and our board of directors anticipates that similar exculpation provisions are likely to be adopted by our peers and others with whom we compete for executive talent. If we fail to adopt the officer exculpatory protections now offered under Delaware law, prospective or current candidates may be deterred from serving as officers due to concerns with potential exposure to personal liability. This could negatively impact our ability to compete with other companies in recruiting and retaining qualified officer candidates.
•The proposal protects our future interests. We are not proposing this amendment in anticipation of any specific litigation confronting the Company or its officers, but are rather making such proposal on a prospective basis to help mitigate potential future harm to the Company and its stockholders.
Taking into account the scope of claims for which an officer’s liability would be exculpated under the law, and the aforementioned benefits our board of directors believes would accrue to our Company and our stockholders, our board of directors has unanimously determined and declared that an amendment of our Amended and Restated Certificate of Incorporation to permit officer exculpation in certain circumstances is reasonable, advisable and does not unduly impact stockholder rights and, therefore, it is in the best interests of our Company and our stockholders to amend our Amended and Restated Certificate of Incorporation to provide such exculpation to the extent permitted by the DGCL and, in accordance with the DGCL, hereby seeks approval of the amendment of our Amended and Restated Certificate of Incorporation as described herein. However, even if the amendment is approved by our stockholders, our board of directors may, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, abandon the filing of such amendment without further action by our stockholders.
The proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the foregoing amendment is attached as Appendix A to this proxy statement and is incorporated herein by reference.
Proposed Resolution
We are asking our stockholders to vote “FOR” the following resolution at the annual meeting (new language is underlined and italicized for effect):
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend and restate Article XI thereof in its entirety, to read as follows:
‘ARTICLE XI
To the fullest extent permitted by law, no director or officer of the Company shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Neither any amendment, repeal, nor elimination of this Article XI, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article XI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such amendment, repeal, elimination or adoption of such inconsistent provision.’”

Vote Required
The approval of the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of officers requires the affirmative vote of at least a majority of the voting power of all outstanding shares of capital stock of the Company, voting together as a single class. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.
If this Proposal 4 is not approved by the requisite vote of our stockholders, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Amended and Restated Certificate of Incorporation will remain as is.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF CERTAIN OFFICERS.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2025.

Name	Age	Position
Ashish Arora	57	Chief Executive Officer and Director
Kimball Shill	61	Chief Financial Officer
Donald B. Olsen	50	Executive Vice President, General Counsel, and Secretary
Ashish Arora has served as our Chief Executive Officer and as the Chief Executive Officer of Cricut Holdings since February 2012. Mr. Arora has also served as a member of our board of directors since March 2021 and as a member of the board of managers of Cricut Holdings since February 2012. From July 2009 to February 2012, he served as the General Manager, Digital Home – Software Platforms and Products for Logitech International S.A., a global manufacturer of computer peripherals and other devices. Mr. Arora holds a B.S. in Electronics Engineering from Thapar Institute of Engineering and Technology and an M.B.A. from the University of Kansas Graduate School of Business.
Kimball Shill has served as our Chief Financial Officer since April 2022. Prior to that, Mr. Shill served as our Executive Vice President of Operations at Cricut from May 2019 until March 2021. Previously he served as Cricut’s Senior Vice President of Operations and Quality. From June 2015 through December 2018, Mr. Shill was Chief Executive Officer of Color by Amber, a private-equity backed jewelry company. Mr. Shill holds an M.B.A. degree from The Wharton School, a J.D. degree from the University of Pennsylvania Law School, and a B.A. degree from Brigham Young University.
Donald B. Olsen has served in various positions with us since June 2007, most recently as our Executive Vice President, General Counsel and Secretary and as the Executive Vice President, General Counsel of Cricut Holdings since July 2016 and as Secretary of Cricut Holdings since June 2011. Mr. Olsen previously also served as our Head of Human Resources from July 2013 to November 2020. Mr. Olsen holds a B.A. in English from Brigham Young University and a J.D. from Brigham Young University’s J. Reuben Clark Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for the following current and former executive officers during the fiscal year ended December 31, 2024, whom we refer to as our named executive officers:
•Ashish Arora        Chief Executive Officer (CEO)
•Kimball Shill        Chief Financial Officer (CFO)
•Donald B. Olsen    Executive Vice President, General Counsel and Corporate Secretary
Executive Summary
At Cricut, our mission is to help people lead creative lives. We have designed and built a creativity platform that enables our engaged and loyal community of millions of users to turn ideas into professional-looking handmade goods. With our highly versatile connected machines, design apps and accessories and materials, our users create everything from personalized birthday cards, mugs and T-shirts to large-scale interior decorations and more. Our cloud-based software enables us to update the functionality and features of existing physical and digital products and to release new products that seamlessly integrate with our platform. This makes our platform broadly extensible and empowers our users to unlock ever-expanding creative potential.
Our approach to executive compensation is designed to promote this mission by placing an emphasis on short-term and long-term incentives that are linked to our performance.
About the Compensation Committee
The compensation committee consists of Jason Makler (Chairman) and Steven Blasnik, each of whom is a long-tenured executive managing investments for Petrus Asset Management Company, the investment management division of Petrus Trust Company, LTA, our majority beneficial owner. Although our formal governance structures were different prior to our 2021 initial public offering (“IPO”), Mr. Makler and Mr. Blasnik played similar roles in setting executive compensation prior to our IPO. Based on their history and decades of experience as investors in public and private businesses, they have strong views on the appropriate ways to compensate our leadership team (see “Compensation Philosophy” below). Unlike many public companies, we have not engaged, and have no current plans to engage, an outside compensation consultant for setting executive compensation. We historically have taken a highly customized approach to executive compensation that emphasizes achievement of key business objectives and places less of an emphasis on market data. This approach has served us well by aligning the long-term interests of our stockholders and our executives, and we intend to continue this approach to executive compensation for the foreseeable future.
Compensation Philosophy
Our general compensation philosophy is to provide programs to attract, retain and motivate key employees who are critical to our long-term success and to tie a significant portion of their compensation to delivering business results. In addition, we seek to maximize alignment of incentives, and divide the business’ economic output, between employees and our stockholders. Our executive compensation program is designed with a mix of short-term and long-term components, and cash and equity elements in proportions that we believe provide appropriate incentives to retain and motivate our senior executives and management team and help to achieve success in our business and to share that success fairly with our management team.
We endeavor to maintain compensation policies and practices that are consistent with sound governance standards. We believe it is important to provide competitive compensation packages and a high-quality work environment in order to hire, retain and motivate critical personnel, and we seek to ensure that our executive compensation program is consistent with our short-term and long-term goals given the nature of the market in which we compete for key personnel. The following policies and practices were in effect in 2024:

•Alignment – we design our compensation programs so that executives and other employees are incentivized to act like owners and be owners.
•At-Risk Pay – a significant portion of the compensation for our executive officers is “at-risk”, based on the achievement of performance goals tied to our annual and multi-year financial and operational objectives or our stock price performance.
•Focus on Attainment of Key Business Metrics, Not Stock Price Performance – while our stock price impacts the value of our equity compensation, we believe that stock prices converge to business performance in the long run, so our performance-based compensation is designed around achieving key business metrics rather than specific stock price goals.
•No Special Executive Benefits – the members of our executive team are eligible to participate in broad-based company sponsored employee benefits programs on the same basis as our other full-time, salaried employees.
•No Pension or Supplemental Retirement Plans – the members of our executive team are eligible to participate in our 401(k) plan, but we do not sponsor or otherwise maintain any pension or supplemental retirement plans.
•No “Golden Parachute” Tax Reimbursements – we do not provide any tax reimbursement payments (including “gross ups”) on any tax liability that our executive officers might owe as a result of the applicable of Section 280G or 4999 of the Internal Revenue Code.
•No Hedging or Pledging – our Insider Trading Policy prohibits our employees, including our executive officers from hedging or pledging any company securities.
Our Compensation-Setting Process
In 2024, our executive compensation program primarily was administered by our board of directors and compensation committee. Our Chief Executive Officer and other members of our management team have provided input at the direction of the board of directors or the compensation committee.
In setting 2024 executive compensation, our board of directors and compensation committee exercised their judgment to set a total compensation package for these executive officers that was competitive based on the executive officer’s performance and position as measured against our board members’ experience with other public and private companies at similar stages. We did not engage a compensation consultant or benchmark our executive compensation to any specific percentile.
Our board of directors and compensation committee approved 2024 compensation opportunities for our executive officers that would reward them for past and expected future contributions and provide incentives to remain with our company and drive growth in the value of our business.
We continue to believe that it is important to grant employees equity awards in order to incentivize them to achieve our objectives. In our evolution as a public company, we are focused on tying compensation to our executives with value to our stockholders. We plan to balance these considerations by granting more performance-vesting awards like the 2024 LTIP awards (see the “2024 LTIP Awards” discussion below) and fewer time-vesting equity awards. Nevertheless, we continue to view time-based equity awards as critical to ensure market competitiveness and expect to continue their use as part of our overall compensation program.
Advisory Vote on Compensation
We submitted to our stockholders at the 2024 Annual Meeting a proposal for an advisory (non-binding) “say-on-pay” vote on the compensation of our named executive officers. We were pleased that approximately 98.45% of the votes cast at the 2024 Annual Meeting were cast in favor of our advisory say-on-pay proposal. Based on this strong stockholder support, the Compensation Committee determined to maintain the parameters of our existing executive compensation program and policies, and intends to continue to monitor shareholder feedback, including the results of future say-on-pay advisory votes, in making future decisions affecting the compensation of our executives.
Elements of Executive Pay and 2024 Compensation
Base Salary
We provide base salary to our executive officers to compensate them for services rendered during the fiscal year. Generally, our executive officers’ initial base salaries are established through arm’s-length negotiation when they are hired, taking into account their position, experience, qualifications, prior base salary, and the base salaries of our other executive officers. Thereafter, the base salaries of our executive officers are periodically reviewed and adjusted to reflect the scope of their position, responsibilities, performance, and contributions and prevailing market conditions.
In 2024, the compensation committee reviewed the base salaries of our executive officers, including our named executive officers, taking into consideration the factors described in the section above titled “Our Compensation-Setting Process.” Based on this review, the compensation committee approved increases to each of our named executive officers’ base salary, effective as of April 1, 2024, in order to provide them with base salaries that the compensation committee deemed appropriate. Effective as of December 1, 2024, the compensation committee approved additional increases to Mr. Shill and Mr. Olsen in order to provide them with base salaries that the compensation committee deemed more in line with market competitiveness. Accordingly, our named executive officers’ base salaries for 2024, compared to base salaries for 2023, were as follows:

Named Executive Officer	2023 Base Salary	2024 Base Salary	Base Salary as of 12/1/2024
Ashish Arora	$495,000	$514,800	$514,800
Kimball Shill	$324,500	$337,480	$421,850
Donald B. Olsen	$258,700	$269,048	$320,000
Bonus
We provide cash bonus opportunities to our executive officers to motivate them to achieve our annual financial and operational objectives. Typically, near the beginning of each fiscal year, we adopt a cash bonus plan for that fiscal year, which identifies the participants in the plan and establishes the target bonus opportunity for each participant, the performance metrics to be used to determine the amount of any bonuses paid, and the associated target goals for each performance metric.
In 2024, we adopted a bonus plan, or our 2024 bonus plan, for our named executive officers. Under our 2024 bonus plan, each named executive officer was able to earn a cash bonus based on our achievement of 2024 annual targets for the particular performance criteria selected for the named executive officer. The target goals for these performance criteria, as well as our actual achievement in 2024, were as follows:

Performance Criteria	Minimum Threshold	Target Goal	Maximum	Actual Achievement
Operating Income(1)	$70 million	$74 million	$94.0 million	$76.1 million
Global Machine POS(2)	1.10 million	1.25 million	1.75 million	1.06 million
Engaged Paid Subscribers Q4(3)	-2%	-1%	4%	-1.3%
Subscriptions Gross Profit Q4(4)	$67.2 million	$70 million	$78 million	$68.4 million
Project Materials Cost Reduction(5)	-7%	-9%	-14%	-19.6%
(1)    “Operating Income” means net revenue less cost of goods sold and operating expenses for the full year 2024.
(2)    “Global Machine POS” means annual global machines sold from a direct vendor or directly to a customer through our sales channels.
(3)     “Engaged Paid Subscribers” means 90-day engaged paid subscribers divided by 365-day engaged paid subscribers measured on December 31, 2024 as compared to December 31, 2023. In order to be classified as “engaged”, a paid subscriber must cut at least one project in the given timeframe.

(4)    “Subscriptions Gross Profit” means gross profit generated from Subscriptions for the fourth quarter 2024.
(5)    “Project Materials Cost Reduction” means cost reduction of a defined group of Project Materials SKUs that are impactful to the business.
Mr. Arora
Mr. Arora’s bonus opportunity under our 2024 bonus plan was based on the following four components: Operating Income, Global Machine POS, Q4 Engaged Paid Subscribers, and Q4 Subscriptions Gross Profit.
These components were structured similarly to the bonus opportunities for our other named executive officers (as described below) and would be equal to the percentage of the target goal that was actually achieved, with each of these performance criteria weighted as follows: Operating Income (50%), Global Machine POS (20%), Engaged Paid Subscribers (20%), and Subscriptions Gross Profit (10%). Mr. Arora’s target bonus opportunity for this component was equal to 100% of his weighted average salary for the year, which was $509,875, and was subject to a maximum cap of 200% of payout.
In addition, Mr. Arora had another bonus opportunity related to these four criteria, under which the four performance criteria were weighted the same as described above, with the amount of the bonus for each performance criteria determined as follows (aggregating to an additional potential for $840,000):

Performance Criteria	Achievement (as Percentage of Target Goal)	Bonus
Operating Income	Less than 70%	None
	Target of 100%	$280,000
	Maximum of 110%	$420,000
Global Machine POS	Less than 60%	None
	Target of 100%	$112,000
	Maximum of 110%	$168,000
Engaged Paid Subscribers Q4	Less than 60%	None
	Target of 100%	$112,000
	Maximum of 110%	$168,000
Subscription Gross Profit Q4	Less than 60%	None
	Target of 100%	$56,000
	Maximum of 110%	$84,000
Messrs. Shill and Olsen
The bonuses under our 2024 bonus plan for Messrs. Shill and Olsen were based on achievement of the following performance criteria, which were weighted as follows:

Named Executive Officer	Operating Income	Global Machine POS	Engaged Paid Subscribers Q4	Subscription Gross Profit Q4	Project Materials Cost Reduction
Kimball Shill	50.0%	10.0%	10.0%	10.0%	20.0%
Donald B. Olsen	50.0%	12.5%	12.5%	12.5%	12.5%
The target bonus opportunities for these named executive officers were (i) $170,633 for Mr. Shill and (ii) $108,283 for Mr. Olsen. The amount of these named executive officers’ bonuses for each metric was independently calculated based on the percentage of the target goal that was actually achieved, as long as the actual achievement was over the threshold disclosed in the table above.
Actual Performance and Bonus Amounts
Following the end of 2024, we determined that we achieved (i) approximately $76.1 million of operating income (approximately 110% of target), (ii) approximately 1.06 million of machine POS (less than the threshold for such category), (iii) approximately -1.3% of engaged paid subscriber (approximately 91% of target), (iv)

approximately $68 million of Q4 Subscription Gross profit (approximately 78% of target, and (v) approximately -20% of Project Materials Cost Reduction (200% of target).
Based on these results, our named executive officers received the following payouts for 2024. For Mr. Arora, this amount listed below includes payouts under both of his bonus opportunities under the 2024 bonus plan:

Named Executive Officer	Bonus
Ashish Arora	$853,878
Kimball Shill	$191,331
Donald B. Olsen	$109,731
Equity Compensation
We provide equity awards to our executive officers to incentivize and reward strong long-term corporate performance and to align their interests with those of our stockholders. As we discussed in last year’s CD&A, we expect to continuously review and assess our executive equity compensation program in order to incentivize and motivate our executives to achieve our business objectives and to provide compensation that strengthens the alignment between their interests and those of our stockholders.
2024 Annual Equity Awards
In June 2024, we granted our named executive officers awards of RSUs. The 2024 annual equity awards were provided in the form of RSUs because we believe that full value awards, such as RSUs, better align the interest of executives with stockholders. RSUs never become underwater regardless of any future fluctuation in the market price of our Class A common stock, which means that, in the event of a decline in the market price, our named executive officers would continue to be incentivized to create stockholder value and the awards would continue to promote retention (since our named executive officers would still receive value from these awards).
The number of RSUs covered by these awards were: (i) 1,000,000 RSUs for Mr. Arora, (ii) 180,000 RSUs for Mr. Shill, and (iii) 115,000 RSUs for Mr. Olsen. The number of RSUs granted was determined by our compensation committee after taking into consideration the factors described in the section above titled “Our Compensation-Setting Process,” including the compensation committee’s assessment of the market for public and private companies and our named executive officers’ past and expected future contributions.
Each RSU award vests in four equal annual installments beginning on May 15, 2025, subject to the applicable named executive officer’s continued service with us.
In connection with the special cash dividends we paid in 2024, pursuant to the underlying award agreements, our named executive officers received dividend equivalents in the form of additional RSUs. For more information, see the section titled “Related Person Transactions.”
2024 LTIP Awards
In addition to the annual equity awards, in July 2024, the compensation committee granted Messrs. Arora, Shill, and Olsen and certain other of our key employees awards of performance-based RSUs because it believed that performance should be a significant factor in our overall equity compensation program, in order to (i) provide greater incentive for these key employees to drive our long-term growth and thereby create additional stockholder value and (ii) promote long-term retention of these key employees. Mr. Arora’s award covered 2,000,000 RSUs, Mr. Shill’s award covered 500,000 RSUs, and Mr. Olsen’s award covered 275,000 RSUs.

Each of these RSU awards is eligible to vest in two tranches based on our achievement of Operating Income (excluding the impact of stock-based compensation and payroll tax expense associated with awards under the 2024 LTIP) as follows:
•30% of the RSUs are eligible to vest upon our achievement of Operating Income of at least $149 million over four consecutive quarters by Q2 2028; and
•70% of the RSUs are eligible to vest upon our achievement of Operating Income of at least $240 million over four consecutive quarters by Q2 2029.
Each tranche that becomes eligible to vest will vest on the first quarterly vesting date (February 15, May 15, August 15, and November 15) on or following the date that the compensation committee determines that the applicable total Operating Income goal was achieved, subject to the applicable named executive officer’s continued service.
For these purposes, Operating Income means the Company’s GAAP income from operations as reported, as further adjusted to deduct the stock-based compensation expense and payroll tax expense, in each case, related to this Award and Company performance-based equity awards granted with the same vesting terms.
The targets for the 2024 LTIP awards are intended to incentivize the management team to aim high and these targets are achievable only through a sustained level of high performance.
If a “change in control” (as defined in our 2021 Equity Incentive Plan) occurs before June 30, 2025, none of the RSUs shall vest, and all of the RSUs shall be forfeited immediately prior to the “change in control” at no cost to us. In the event of a “change in control” that occurs on or after June 30, 2025, but before the end of the applicable performance period, then the following rules will apply:
•First, calculate the aggregate Operating Income for the last four consecutive completed fiscal quarters during the Change in Control Performance Period (as defined in the award agreement) (such amount, the “CIC Operating Income”).
•Next, determine whether any RSUs subject to a tranche shall vest immediately prior the "change in control” by applying the following rules, but only to the extent such tranche has not previously vested. If a tranche has already vested prior to the “change in control”, no additional RSUs subject to such tranche shall vest. If the CIC Operating Income is greater than the first tranche’s CIC Operating Income target, the first tranche shall vest immediately prior to the “change in control”. If the CIC Operating Income is greater than the second tranche’s CIC Operating Income target, the second tranche shall vest immediately prior to the “change in control”.
•Finally, prior to the “change in control”, the compensation committee shall certify the number of RSUs subject to a tranche that shall vest after applying the rules in steps 1 and 2 above, with such determination subject to and contingent upon the consummation of the “change in control.”
We have earmarked a total of 10.3 million shares to be awarded under the 2024 LTIP. In the future, we may implement other performance-based programs like the 2024 LTIP, as we believe it is appropriate for incentivizing our key employees toward achieving certain objectives. We do not expect to implement performance-based programs like this every year.
2022 LTIP Awards
In January 2022, the compensation committee granted Messrs. Arora, Shill and Olsen and certain other of our key employees awards of performance-based RSUs. The Company has determined it is not probable any performance conditions will be achieved.

Benefits
Our executive officers are eligible to participate in the same benefits programs offered to all employees. We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code of 1986, as amended, or the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan permits us to make discretionary matching contributions of up to 50% of the first 12% of eligible compensation and in 2024 we made discretionary matching contributions of $3,351 to our named executive officers. The 401(k) plan is intended to qualify as tax-qualified under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Employment Arrangements; Post-Employment Compensation
In March 2021, we entered into an amended employment agreement with Mr. Arora that does not have a specific term and provides for Mr. Arora’s at-will employment, and written, at-will employment letters with each of our other executive officers. The amended employment agreement provides for accelerated vesting of Mr. Arora’s equity awards upon a change in control, as described below in the section titled “Potential Payments Upon Termination or Change in Control.” We provided this vesting acceleration provision to Mr. Arora in order to maintain the benefit that he historically received for his equity awards and to align his equity interests with those of our investors.
In March 2021, we adopted an Executive Change in Control and Severance Plan, or our Executive Severance Plan, pursuant to which our executive officers and certain other key employees are eligible to receive severance benefits in the event of a qualifying termination in connection with a change in control, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was designed to attract, retain, and reward senior level employees. The Executive Severance Plan generally will be in lieu of any other severance payments and benefits to which such participant was entitled prior to signing the participation agreement, except as specifically provided under that employee’s participation agreement under the Executive Severance Plan.
We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 36 of this proxy statement.
In addition, shares of restricted Class B common stock that our named executive officers received in conversion of their incentive unit awards in connection with the corporate reorganization that occurred at the time of our IPO will fully vest if the executive officer’s employment is terminated due to his death or by us due to his disability.
Other Compensation Information
Accounting Considerations
We take financial reporting implications into consideration in designing compensation plans and arrangements for the members of our executive team, other employees and members of our board of directors. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, which is the standard governing the accounting treatment of stock-based compensation awards. That said, we will always decide based on business economics even if such choices result in lower levels for reported accounting metrics. Neither accounting nor tax considerations should trump business economics.

Tax Considerations
We have not provided any of our named executive officers with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999 or 409A. Code Sections 280G and 4999 provide that named executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.
Under Code Section 162(m), we are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for the chief executive officer and certain of our current and former highly compensated executive officers (collectively “covered employees”). While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, we may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.
Compensation Committee Report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Cricut’s Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Committee
Jason Makler, Chair
Steven Blasnik
Compensation Risk Assessment
We have undertaken a risk review of our employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:
◦a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;
◦ownership of a large percentage of our shares and equity-based awards by senior management; and
◦our practice of awarding long-term equity grants upon hire to our executives in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of our company.
Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on us.
Insider Trading Policies (Including Policy Prohibiting Hedging or Pledging of Securities)
We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities that are applicable to our officers, directors, employees, consultants, independent contractors and advisors, and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our insider trading policy prohibits, among other things, short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our executive officers are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Policy Regarding the Pricing and Timing of Equity Awards
While we have not adopted a formal policy regarding the timing of equity awards, the Compensation Committee has historically made annual equity award grants to our named executive officers during the first half of the fiscal year, at the same time equity awards are granted to our eligible non-executive employees. This timing allows the Compensation Committee to have the benefit of considering our year-end financial and operational results prior to setting any performance goals applicable to equity grants and is not scheduled in a manner that intentionally benefits our named executive officers or employees. The Compensation Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.
Summary Compensation Table for Fiscal 2024
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2024 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
Ashish Arora	2024	509,850	17,000,000	—	853,878	3,336,160	21,699,888
Chief Executive Officer	2023	490,272	8,192,000	—	400,875	9,142,333	18,225,481
	2022	473,753	48,814,900	—	329,449	7,606	49,625,708
Kimball Shill	2024	341,265	3,837,000	—	191,331	641,310	5,010,906
Chief Financial Officer	2023	321,375	1,433,600	—	56,041	970,692	2,781,707
	2022	288,000	9,145,750	—	36,346	933	9,471,029
Donald B. Olsen	2024	270,706	2,204,750	—	109,731	358,915	2,944,102
Executive VP, General	2023	256,217	716,800	—	35,743	478,817	1,487,577
Counsel, and Secretary	2022	246,376	5,273,100	—	24,839	798	5,545,113
(1)    The amounts in the “Stock Awards” column and “Option Awards” column reflect the aggregate grant-date fair value of RSUs and stock options granted to our named executive officers during 2022 and incentive units in Cricut Holdings granted to our named executive officers during each of 2021 and 2020 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of all stock options and RSUs and incentive unit awards made to our named executive officers in Note 12 to our consolidated financial statements included in our annual report on Form 10-K filed on March 4, 2025. As disclosed in Note 12, as of December 31, 2024, we determined it was not probable any LTIP performance conditions would be achieved, so no stock-based compensation was actually recorded for the LTIP during the year ended December 31, 2024.
(2)    The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash bonuses earned by our named executive officers in each of 2024, 2023 and 2022 under our 2024 bonus plan, 2023 bonus plan and 2022 bonus plan, respectively. For additional information on our bonus incentive compensation program, see the sections titled “Elements of Executive Pay and 2024 Compensation—Bonus.”
(3)    The amounts in the “All Other Compensation” column for 2024 include (i) matching contributions made to the respective named executive officers’ accounts under our 401(k) plan ($10,884 for Mr. Arora), (ii) life insurance premiums paid by us in the respective year for the benefit of the named executive officer($1,616 for Mr. Arora, $1,106 for Mr. Shill and $877 for Mr. Olsen); and (iii) the value of amounts paid and adjustments made as required by our 2021 Equity Incentive Plan and related agreements in connection with our special dividends paid in 2024 ($3,323,660 for Mr. Arora, $640,204 for Mr. Shill and $358,038 for Mr. Olsen).

Grants of Plan-Based Awards for Fiscal 2024
The following table sets forth information, for each of our named executive officers, concerning grants of plan-based awards made during fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ashish Arora	—	364,000	560,000	840,000	—	—	—	—	—
	—	129,432	490,272	—	—	—	—	—	—
	6/27/2024	—	—	—	—	—	—	1,000,000	5,900,000
	7/1/2024	—	—	—	—	600,000	2,000,000	—	11,100,000
Kimball Shill	—	15,600	156,000	—	—	—	—	—	—
	6/27/2024	—	—	—	—	—	—	180,000	1,062,000
	7/1/2024	—	—	—	—	137,500	275,000	—	2,775,000
Donald B. Olsen	—	9,951	99,507	—	—	—	—	—	—
	6/27/2024	—	—	—	—	—	—	60,000	678,500
	7/1/2024	—	—	—	—	82,500	275,000	—	1,526,250

(1)    Reflects target and maximum dollar amounts payable under the 2024 bonus plan and other bonus opportunities for performance during 2024, as described above in “Compensation Discussion and Analysis—Executive Pay and 2024 Compensation.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible. For Mr. Arora, two entries are included for the two components of his bonuses. The 2024 bonus plan did not include a maximum cap on the payout. The actual amounts paid under the 2024 bonus plan are shown in the Summary Compensation Table above.
(2)    RSUs granted on June 27, 2024 vest in four equal annual installments beginning on May 15, 2025.
(3)    Reflects the aggregate grant-date fair value of RSUs and stock options granted to our named executive officers during 2024 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of all stock options and RSUs and incentive unit awards made to our named executive officers in Note 12 to our consolidated financial statements included in our annual report on Form 10-K filed on March 4, 2025. As disclosed in Note 12, as of December 31, 2024, we determined it was not probable any LTIP performance conditions would be achieved, so no stock-based compensation was actually recorded for the LTIP during the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal 2024 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares of Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Ashish Arora	3/24/2021	227,729			$18.25	3/24/2026
	3/24/2021	372,721			$18.25	3/24/2026
	3/24/2021	510,097			$18.25	3/24/2026
	3/24/2021	261,671			$18.25	3/24/2026
	3/24/2021	233,488			$18.25	3/24/2026
	3/24/2021	282,263			$18.25	3/24/2026
	3/24/2021	33,092			$18.25	3/24/2026
	5/1/2021						451,809	2,575,311
	4/22/2022						120,948	689,404
	1/8/2022								2,423,910	—
	3/21/2023						700,543	3,993,095
	6/27/2024						1,084,175	6,179,798
	7/1/2024								2,205,865	—
Kimball Shill	3/24/2021	3,038			$18.25	3/24/2031
	3/24/2021	24,848			$18.25	3/24/2031
	5/1/2021						30,238	172,356
	4/1/2022						60,473	344,696
	4/22/2022						60,473	344,696
	1/8/2022								338,363	—
	3/21/2023						122,595	698,792
	6/27/2024						195,152	1,112,366
	7/1/2024								551,467	—
Donald B. Olsen	3/24/2021	7,592			$18.25	3/24/2031
	3/24/2021	6,212			$18.25	3/24/2031
	5/1/2021						9,072	51,710
	4/22/2022						36,284	206,819
	1/8/2022								229,803	—
	3/21/2023						61,298	349,399
	6/27/2024						124,680	710,676
	7/1/2024								298,148	—

(1)    Except as shown below, awards vest 25% annually over four years commencing on the grant date, in each case subject to continued employment through each vesting date and potentially subject to accelerated vesting as described below in the section entitled “Potential Payments upon Termination or Change in Control.” IPO option grants dated March 24, 2021 have the same vesting terms as the corresponding incentive unit award (i.e., 25% annually over four years commencing on July 1, 2019, March 1, 2021 and August 17, 2021, respectively), in each case subject to continued employment through the vesting date and potentially subject to accelerated vesting as described below in the section entitled “Potential Payments upon Termination or Change in Control.” Awards granted on May 1, 2021 vest 25% annually over four years commencing on May 15, 2021, in each case subject to continued employment through each vesting date and potentially subject to accelerated vesting as described below in the section entitled “Potential Payments upon Termination or Change in Control.”
(2)    Option exercise price was reduced by $1.35 per share as required by our 2021 Equity Incentive Plan and related agreements in connection with our special dividends paid in 2023.

(3)    The total number of shares or units of stock in this column includes dividend equivalents as required by our 2021 Equity Incentive Plan and related agreements in connection with our special dividends paid in 2024.
(4)    Market value of restricted stock and RSUs that have not vested is computed by multiplying (i) 5.70, the closing price on the Nasdaq of our Class A common stock on December 31, 2024, the last trading day of our fiscal year, by (ii) the number of shares of stock underlying the applicable award.
Option Exercises and Stock Vested for Fiscal 2024
The following table sets forth the number of shares of restricted stock that vested, and the associated value realized, upon the vesting during fiscal 2024 by each of our named executive officers. None of our named executive officers exercised stock options during fiscal 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ashish Arora	1,216,783	7,396,934
Kimball Shill	144,393	951,699
Donald B. Olsen	59,248	361,626

(1)    Reflects the number of shares that vested, multiplied by the closing market price of our Class A common stock as reported on the Nasdaq on the vesting date.
Pension Benefits and Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan during fiscal 2024.
Potential Payments upon Termination or Change in Control
Equity Awards
The time-based incentive unit awards held by our named executive officers, which converted into restricted stock in connection with the corporate reorganization occurring in connection with our IPO, will fully vest if the named executive officer’s employment is terminated due to his death or by us due to his disability. In addition, the Post-Corporate Reorganization Unvested Shares that Mr. Arora received with respect to his performance incentive unit awards granted in August 2020 are subject to certain treatment upon a change in control as set forth in the section titled “—CEO’s Cricut Holdings Performance Equity Awards.”
Employment Agreement with Ashish Arora
We entered into an amended employment agreement with Mr. Arora in 2021. The amended employment agreement provides that if a “change in control” (as defined in our 2021 Equity Incentive Plan) occurs before the termination of Mr. Arora’s employment with us, then immediately prior to such change in control, his equity awards that are subject only to time-based vesting conditions will become fully vested and exercisable (if applicable) and with respect to his equity awards that are subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case unless specifically provided otherwise under the applicable equity award agreement or other written agreement between Mr. Arora and us or any of our subsidiaries or parents, as applicable.
Executive Change in Control and Severance Plan
We have adopted an Executive Change in Control and Severance Plan (the “Executive Severance Plan”) under which our executive officers and certain other key employees will be eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. The severance payments and benefits under the Executive Severance Plan generally are in lieu of any other severance payments and benefits to which a participant was entitled before signing his or her participation agreement, except as specifically provided under the participation agreement.
Messrs. Arora, Shill, and Olsen are participants under our Executive Severance Plan eligible for the rights to the applicable payments and benefits described below.
In the event of a “termination” of the participant’s employment by us for a reason other than “cause” or the participant’s death or “disability” or by the participant for “good reason” (as such terms are defined in our Executive Severance Plan), in either case, occurring within a period beginning three months prior to and ending 18 months following a “change in control” (as defined in our Executive Severance Plan), the participant will be entitled to the following payments and benefits:
•    a lump sum payment equal to 12 months of the participant’s annual base salary plus 100% of the participant’s target annual bonus as in effect for the fiscal year in which the termination of employment occurs; and
•    100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s), unless otherwise determined by the applicable agreement governing the equity award with performance-based vesting.
The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the participant signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the participant’s involuntary termination of employment. In addition, if a participant fails to comply with certain non-disparagement provisions in the Executive Severance Plan or any confidentiality, proprietary information, and inventions agreement applicable to the participant, the participant will not be entitled to receive any further payments and benefits under the Executive Severance Plan and will be required to return to us any payments and benefits under the Executive Severance Plan that he or she already received.
If any of the payments or benefits provided for under our Executive Severance Plan or otherwise payable to a participant would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, a participant will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. No participant is entitled to any tax gross-up payments with respect to “parachute payments.”

Potential Payments
The tables below list the estimated amount of compensation payable to each of the named executive officers for the events listed. The amounts shown assume that such termination was effective as of December 31, 2024, and include all components of compensation, benefits and perquisites payable under the arrangements discussed above.
Estimated amounts for equity awards are based on the closing price of our Class A common stock on the Nasdaq on December 31, 2024, which was $5.70 per share, after the payment of any applicable exercise price. The actual amounts for all named executive officers to be paid out can only be determined at the time of such executive’s separation.

Ashish Arora	Change in Control on 12/31/2024 ($)	Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination 12/31/2024 ($)	Disability or Death on 12/31/2024 ($)
Executive Benefits and Payments	—	—	—
Compensation:	—	—	—
Base Salary	—	514,800	—
Short-Term Cash Incentive Plan	—	—	—
Equity Awards	13,437,608	13,437,608	13,437,608
Total Executive Benefits and Payments	13,437,608	13,952,408	13,437,608

Kimball Shill	Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination 12/31/2024 ($)	Disability or Death on 12/31/2024 ($)
Executive Benefits and Payments
Compensation:
Base Salary	421,850
Short-Term Cash Incentive Plan
Equity Awards	2,672,907	2,672,907
Total Executive Benefits and Payments	3,094,757	2,672,907

Donald B. Olsen	Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination 12/31/2024 ($)	Disability or Death on 12/31/2024 ($)
Executive Benefits and Payments
Compensation:
Base Salary	320,000
Short-Term Cash Incentive Plan
Equity Awards	1,318,604	1,318,604
Total Executive Benefits and Payments	1,638,604	1,318,604
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The fiscal year 2024 annual total compensation of our CEO was $21,699,888. The fiscal year 2024 annual total compensation of our median compensated employee was $122,535, and the ratio of these amounts was 177 to 1.

Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year. This year, we are using the same median employee in our pay ratio calculation who we disclosed in our 2024 Proxy Statement. Based on our review of our current employee population and employee compensation arrangements as compared to the previous year, including a general review of current median compensation of our worldwide workforce as compared to our median employee, we believe there have been no changes that would significantly impact the pay ratio disclosure. To identify the median employee, we examined the compensation of our full- and part-time employees (other than our CEO) as of the last day of our fiscal year. The consistently applied compensation measure used for this purpose was total taxable wages (as shown in Form W-2, box 1 for our US employees and the equivalent compensation for our non-US employees). We converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate. We did not annualize salaries or make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population. Using this median employee, we calculated the annual total compensation for such employee for 2024 using the same methodology that we used for our NEOs as set forth in the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay versus Performance Table
The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and total revenue performance results for our fiscal years ending in 2024, 2023, 2022, and 2021:

					Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(1)(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income(4)	Revenue(4)
2024	$21,699,888	$15,060,377	$3,977,504	$2,603,478	$38.73	$121.58	$62,830,000	$712,538,000
2023	$18,225,481	$17,520,173	$2,134,642	$2,659,834	$41.30	$112.69	$53,636,000	$765,147,000
2022	$49,625,708	$(63,878,402)	$5,091,958	$(1,716,524)	$52.08	$94.68	$60,666,000	$886,296,000
2021	$39,051,268	$106,457,022	$2,010,146	$3,844,882	$124.10	$110.71	$140,473,000	$1,306,227,000
(1)    NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2024	Ashish Arora	Kimball Shill, Don Olsen
2023	Ashish Arora	Kimball Shill, Don Olsen
2022	Ashish Arora	Kimball Shill, Martin F. Petersen, Donald B. Olsen
2021	Ashish Arora	Martin F. Petersen, Gregory Rowberry, Donald B. Olsen

(2)    We have made adjustments to the Summary Compensation Table totals - as prescribed by the relevant SEC rules to calculate the amounts disclosed above as "compensation actually paid." These adjustments are disclosed in the table below:
2024 "Compensation Actually Paid" to PEO and the Average Compensation Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	PEO	Average non-PEO
Total Reported in 2024 Summary Compensation Table (SCT)	$21,699,888	$3,977,504
Less, value of Stock Awards reported in SCT	$(17,000,000)	$(3,020,875)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding*	$6,179,798	$911,521
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	$5,046,561	$742,229
Plus, FMV of Awards Granted this Year and that Vested this Year	$—	$—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$(865,870)	$(6,901)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	$—	$—
Total Adjustments	$(6,639,511)	$(1,374,026)
Compensation Actually Paid for Fiscal Year 2024	$15,060,377	$2,603,478

* In accordance with the SEC rules, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. Other than as disclosed below, all other valuation assumptions are materially consistent with the grant date assumptions. See Note 12 to the Consolidated Financial Statements of the Form 10-K filed on March 4, 2025 for additional details on the valuation assumptions used at grant for the most-recently disclosed fiscal year.
The valuation assumptions used to calculate option fair values differed from those disclosed at the time of grant primarily due to difference in the expected life of the awards, which necessarily leads to updated assumptions with respect to volatility and the risk free rate. For the service based restricted stock and RSUs, the fair value is based on our stock price as of the measurement date. For PSUs with performance conditions other than stock price, the fair value is based on our stock price as of the measurement date and our estimate as of the measurement date of the probability and timing of the achievement of the set performance condition.
(3)    Our peer group is the S&P Mid Cap 400 Index as reflected in our 2024 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be if it was invested based on the closing price on the date of our IPO, March 25, 2021 and all dividends were reinvested.
(4)    Net Income and Total Revenue, which is our company-selected measure, reflect the numbers reported in our financial statements.
Tabular List of Performance Measures
The following performance measures reflect the Company’s most important performance measures in effect for 2024, as further described and defined in the Compensation Discussion and Analysis under 2024 Financial Achievements.

Most Important Performance Measures for 2024
Operating Income
Q4 Subscription Gross Profit
Machine Point of Sale
Engaged Users

Pay versus Performance Descriptive Disclosure
The following graphs illustrate the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs, and our cumulative TSR, net income and total revenue for the last four completed fiscal years.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
Total Shareholder Return
$150,000,000
$100,000,000
$50,000,000
$—
$(50,000,000)
$(100,000,000)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$—
$106,457,022
$3,844,882
$(63,878,402)
$(1,716,524)
$17,520,173
$2,659,834
$15,060,377
$2,603,478
2021
2022
2023
2024
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Cumulative TSR
Peer Group TSR

Total shareholder return in the above chart, in the case of both the Company and our Peer Companies as noted in footnote 3 of the above Pay versus Performance Table, reflects the cumulative return of $100 as if invested on March 25, 2021, including reinvestment of any dividends.

Compensation Actually Paid versus Net Income
Compensation Actually Paid
Net Income
$150,000,000
$100,000,000
$50,000,000
$—
$(50,000,000)
$(100,000,000)
$150,000,000
$125,000,000
$100,000,000
$75,000,000
$50,000,000
$106,457,022
$3,844,882
$(1,716,524)
$(63,864,105)
$17,520,173
$2,659,834
$15,060,377
$2,603,478
2021
2022
2023
2024
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income

Compensation Actually Paid versus Revenue
Compensation Actually Paid
Revenue
$150,000,000
$100,000,000
$50,000,000
$—
$(50,000,000)
$(100,000,000)
$1,500,000,000
$1,250,000,000
$1,000,000,000
$750,000,000
$106,457,022
$3,844,882
$(1,716,524)
$(63,864,105)
$17,520,173
$2,659,834
$15,060,377
$2,603,478
2021
2022
2023
2024
PEO Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
Revenue

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by security holders	Class A	28,736,936	18.25	19,078,540
	Class B	197,425	7.29	—
Equity compensation plans not approved by security holders	—	—	—	—
Total	—	28,934,361	—	19,078,540

(1)    The weighted average exercise price does not take into account outstanding RSUs.
(2)    Excluded from this amount are 4,000,000 shares of Class A common stock available for future issuance under the 2021 Employee Stock Purchase Plan (“ESPP”), which is currently not active, as well as any shares of Class A common stock that are automatically added to equity compensation plans on the first day of the fiscal year pursuant to such plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on shares of our common stock outstanding as of March 31, 2025. There were 51,628,985 shares of our Class A common stock and 160,146,587 shares of Class B common stock outstanding as of March 31, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Cricut, Inc., 10855 South River Front Parkway, South Jordan, Utah 84095.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock +		% of Total Voting Power
Name of Beneficial Owner	Number	%	Number	%
Named Executive Officers and Directors:
Ashish Arora (1)	3,982,345	7.29	26,622,716	16.62	16.08
Kimball Shill (2)	777,413	1.50	—	*	*
Donald B. Olsen (3)	463,117	*	93,270	*	*
Jason Makler (4)	19,999	*	1,716,715	1.07	1.01
Len Blackwell (5)	1,458,047	2.82	—	*	*
Steven Blasnik (6)	—	*	2,930,714	1.83	1.72
Russell Freeman (7)	1,158,446	2.24	—	*	*
Melissa Reiff (8)	57,613	*	30,765	*	*
Billie Williamson (9)	57,613	*	53,440	*	*
Heidi Zak	—	*	—	*	*
All directors and current executive officers as a group (10 persons) (10)	7,974,593	14.53	31,447,620	19.64	19.38

Greater than 5% Stockholders:
Petrus and affiliates (11)	—	*	122,964,554	76.78	72.13
BlackRock, Inc. (12)	3,339,899	6.47	—	*	*
The Vanguard Group (13)	4,880,400	9.45	—	*	*

*    Represents beneficial ownership or voting power of less than 1% of the outstanding shares of our common stock.
+     The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)    Includes (i) 24,003,027 shares of Class B common stock held of record by Mr. Arora, (ii) 456,839 shares of Class B common stock held of record by the Mridu Vashist Arora (iii) 1,532,556 shares of Class B common stock held of record by the Rushil Arora Trust, dated January 20, 2021, for which Mr. Arora and his spouse serve as trustees, (iv) 630,294 shares of Class B common stock held of record by the Arora Trust, dated February 14, 2012; (v) 966,576 shares of Class A common stock held of record by Mr. Arora; (vi) 2,218,889 shares of Class A common stock issuable to Mr. Arora pursuant to options exercisable within 60 days of March 31, 2025, and (vii) 796,880 shares of Class A common stock issuable to Mr. Arora pursuant to RSUs vesting within 60 days of March 31, 2025.
(2)    Includes (i) 631,793 shares of Class A common stock held of record by Mr. Shill, (ii) 614 shares of Class A common stock held of record by Mr. Shill's spouse; (iii) 205 shares of Class A common stock held of record by Mr. Shill's son; (iv) 27,886 shares of Class A common stock issuable to Mr. Shill pursuant to options exercisable within 60 days of March 31, 2025, and (v) 116,915 shares of Class A common stock issuable to Mr. Shill pursuant to RSUs vesting within 60 days of March 31, 2025.
(3)    Includes (i) 389,918 shares of Class A common stock held of record by Mr. Olsen, (ii) 93,270 shares of Class B common stock held of record by Mr. Olsen, (iii) 13,804 shares of Class A common stock issuable to Mr. Olsen pursuant to options exercisable within 60 days of March 31, 2025, and (iv) 59,395 shares of Class A common stock issuable to Mr. Olsen pursuant to RSUs vesting within 60 days of March 31, 2025.
(4)     Includes 1,716,715 shares of Class B common stock and 19,999 shares of Class A common stock held of record by the Jason and Alisa Makler Living Trust, dated July 10, 2020, for which Mr. Makler and his spouse serve as co-trustees.
(5)    Includes 1,458,047 shares of Class A common stock held of record by L&J Blackwell Partnership Ltd., or L&J Partnership. Mr. Blackwell serves as president of Continuous Asset Management LLC, the General Partner of L&J Partnership.
(6)    Includes (i) 2,530,714 shares of Class B common stock held of record by Mr. Blasnik, (ii) 200,000 shares of Class B common stock held of record by the Julie Blasnik 2020 Trust, for which Mr. Blasnik and his spouse serve as co-trustees, and (iii) 200,000 shares of Class B common stock held of record by the Sarah Blasnik 2020 Trust, for which Mr. Blasnik and his spouse serve as co-trustees.
(7)    Includes (i) 897,321 shares of Class A common stock held of record by Mr. Freeman and (ii) 261,125 shares of Class A common stock held of record by the Russell and Carolyn Freeman Living Trust, dated October 5, 2018, for which Mr. Freeman serves as co-trustee.
(8)    Includes (i) 30,765 shares of Class B common stock held of record by Ms. Reiff; (ii) 52,729 shares of Class A common stock held of record by Ms. Reiff; and (iii) 4,884 shares of Class A common stock issuable to Ms. Reiff pursuant to RSUs vesting within 60 days of March 31, 2025.
(9)    Includes (i) 53,440 shares of Class B common stock held of record by Ms. Williamson; (ii) 52,729 shares of Class A common stock held of record by Ms. Williamson, and (iii) 4,884 shares of Class A common stock issuable to Ms. Williamson pursuant to RSUs vesting within 60 days of March 31, 2025.
(10)    Includes (i) 4,731,056 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 31,447,620 shares of Class B common stock beneficially owned by our current executive officers and directors, (iii) 2,260,579 shares of Class A common stock issuable to our directors and current executive officers pursuant to options exercisable within 60 days of March 31, 2025, and (iv) 982,958 shares of Class A common stock issuable to our directors and current executive officers pursuant to RSUs vesting within 60 days of March 31, 2025.
(11)    Based on a Form 4 filed with the SEC on February 14, 2025 and our records, includes (i) 120,882,351 shares of Class B common stock held of record by HWGAA, L.P. (HWGAA) and for which Petrus Capital Management, LLC (PCM) serves as the general partner and (ii) 2,082,203 shares of Class B common stock held of record by Petrus Employee Profit Share, L.P. (PAM2) and for which PAM Partners GP, LLC (PAM Partners GP) serves as the general partner. Petrus Trust Company, LTA (PTC) serves as an investment advisor to HWGAA and PAM2 and as trustee to the sole member of PAM Partners GP. An investment committee of PTC comprised of three individuals has voting and dispositive control over the Class B common stock held by HWGAA and PAM2. Each member of the investment committee has one vote, and the approval of two of the three members is required to approve an action of the investment committee; therefore, under the so-called “rule of three,” no one individual is deemed to have or share beneficial ownership of such shares. The address for these entities is c/o Petrus Trust Company, 3000 Turtle Creek Boulevard, Dallas, Texas 75219.
(12)    Based on a Schedule 13G filed with the SEC on January 29, 2024, includes 3,339,899 shares of Class A common stock held of record by BlackRock, Inc. (BlackRock), as parent holding company for certain of its subsidiaries. Of the shares of Class A common stock beneficially owned, BlackRock reported that it had sole voting power with respect to 3,297,536 shares and sole dispositive power with respect to 3,339,899 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(13)    Based on a Schedule 13G/A filed with the SEC on November 12, 2024, includes 4,880,400 shares of Class A common stock held of record by The Vanguard Group - 23-1945930 (The Vanguard Group). Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 72,875 shares, sole dispositive power with respect to 4,757,975 shares, and shared dispositive power with respect to 112,425 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

RELATED PERSON TRANSACTIONS
On December 21, 2022, our board approved a special dividend of $0.35 per share payable on February 15, 2023 to shareholders of record as of February 1, 2023. As part of the dividend, and pursuant to the underlying award agreements, holders of restricted stock units (“RSUs”) received a dividend equivalent of $0.35 per RSU in the form of additional RSUs. As a result, we expect to pay a total of $76.9 million in cash dividends, of which $75.3 million was paid on February 15, 2023, while the remainder will be paid upon vesting of the restricted shares.
On May 18, 2023, our board approved a special dividend of $1.00 per share payable on July 17, 2023 to shareholders of record as of July 3, 2023. As part of the dividend, and pursuant to the underlying award agreements, holders of RSUs received a dividend equivalent of $1.00 per RSU in the form of additional RSUs. As a result, we expect to pay a total of $234.6 million in cash dividends, of which $219.8 million was paid on July 17, 2023, while the remainder will be paid upon vesting of the restricted shares.
On May 6, 2024, our board approved a special dividend of $0.40 per share payable on July 19, 2024 to shareholders of record as of July 2, 2024. As part of the dividend, and pursuant to the underlying award agreements, holders of RSUs and PRSUs received a dividend equivalent of $0.50 per unit in the form of additional RSUs or PRSUs subject to the same vesting conditions as the original awards. The aggregate dividend of $121.7 million was to be satisfied in cash of $108.2 million payable to holders of Class A and Class B common stock with the remaining $13.5 million satisfied on the payment date in the form of dividend equivalents to RSU or PRSU holders prior to any subsequent forfeitures.
On November 1, 2024, our board approved a recurring semi-annual dividend of $0.10 per share on its Class A and Class B common stock, payable on January 21, 2025 to shareholders of record as of January 7, 2025. As part of the dividends, and pursuant to the underlying award agreements, holders of RSUs and PRSUs received a dividend equivalent of $0.10 per unit in the form of additional RSUs or PRSUs subject to the same vesting conditions as the original awards. The aggregate dividend of $24.2 million was to be satisfied in cash of $21.3 million payable to holders of Class A and Class B common stock with the remaining $2.9 million satisfied on the payment date in the form of dividend equivalents to RSU or PRSU holders prior to any subsequent forfeitures.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $10,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $20,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.
OTHER MATTERS
Stockholder Proposals or Director Nominations for 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 16, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Cricut, Inc.
Attention: Corporate Secretary
10855 South River Front Parkway
South Jordan, Utah 84095
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Mountain Time, on January 28, 2026, and
•no later than 5:00 p.m., Mountain Time, on February 27, 2026.
In the event that we hold our 2026 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Mountain Time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 p.m., Mountain Time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at https://investor.cricut.com/corporate-governance/governance-documents.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except Mr. Harmer, who filed a late Form 4 on December 30, 2024 to report a restricted stock unit award that was granted to him on December 19, 2024. The late filing was due to administrative oversight by the Company’s stock administrator.
2024 Annual Report
Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investor.cricut.com/financial-information/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Cricut, Inc., 10855 South River Front Parkway, South Jordan, Utah 84095, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
South Jordan, Utah
April 15, 2025

Appendix A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CRICUT, INC.
a Delaware Corporation
Cricut, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
A.The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on September 2, 2020.
B.This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Company and the stockholders of the Company.
C.Article XI of the Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:
“To the fullest extent permitted by law, no director or officer of the Company shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Neither any amendment, repeal, nor elimination of this Article XI, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article XI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such amendment, repeal, elimination or adoption of such inconsistent provision.”
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company to be signed by a duly authorized officer of the Company, on ____________, 2025.

By: ___________________________
Ashish Arora
Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRCT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65624-P29712

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRICUT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

To be elected for terms expiring in 2026:

01) Ashish Arora
02) Steven Blasnik
03) Russell Freeman
04) Jason Makler
05) Melissa Reiff
06) Billie Williamson
07) Heidi Zak

	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposal 2:			
2. To approve, by non-binding vote, named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 3:			
3. To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for fiscal 2025.	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 4:			
4. To approve the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V65625-P29712

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CRICUT, INC.

The undersigned hereby appoints Ashish Arora and Don Olsen, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cricut, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Cricut, Inc. to be held May 28, 2025, at 10:00 a.m., Mountain Time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)